UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 28, 2006

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information required by this Item 1.01 with respect to the amounts payable in July 2007 to the Company’s officers included as Named Executive Officers in the Company's 2006 proxy statement is incorporated by reference from Item 1.02 below.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Three-Year Performance Component of Long-Term Incentive Program

On March 28, 2006, the Compensation Committee of the Board of Directors of USEC Inc. (the "Company") determined to terminate the current three-year performance component of the Company's long-term incentive program under the USEC Inc. 1999 Equity Incentive Plan, effective as of December 31, 2005. Participation in this component of the long-term incentive program was limited to the Company's senior executive officers and accounted for approximately one-third of their long-term incentive compensation. The remainder of their long-term incentive compensation consists of an annual grant of stock options and restricted stock. This component consisted of restricted stock units that are payable at the end of a three-year performance period, based on performance during that period measured against pre-determined performance goals. After review and consultation with its independent compensation consultant, the Compensation Committee determined to restructure this performance component and expand participation to all officers of the Company. Accordingly, the Compensation Committee terminated the current performance component with the intent to replace the component with a new performance-based restricted stock unit program in the near future.

The current three-year performance period under the terminated component was July 1, 2004 to June 30, 2007 and final awards were to be based on the achievement of two performance goals. The first, weighted 25%, was USEC's total shareholder return as measured against the S&P 500 total shareholder return during the period. The second, weighted 75%, was specific business performance targets related to achieving USEC/DOE milestones under the American Centrifuge program. Participants will receive cash at the end of the period based on the Committee's determination of achievement of these performance goals through December 31, 2005. The actual amount of each individual’s previously stated target award was reduced to reflect the early termination of the program. For individuals who became participants during the current performance period, the amount of their target award was also reduced when set to reflect their period of participation. The following table sets forth the payouts to the Company’s Named Executive Officers under the terminated program, which cash amounts will be paid in July 2007:

Name…………………...Performance Period……..Value ($)
John K. Welch…………10/3/05 – 12/31/05………$65,025
Philip G. Sewell………..7/1/04 – 12/31/05………..$160,779
Robert Van Namen…….7/1/04 – 12/31/05………..$132,919
W. Lance Wright………2/1/05 – 12/31/05………..$60,722

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

March 31, 2006	By:	/s/ Timothy B. Hansen

Name: Timothy B. Hansen
Title: Senior Vice President, General Counsel and Secretary